UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K/A
Amendment No. 1
_____________________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2014

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification No.
1-11607	DTE Energy Company (a Michigan corporation) One Energy Plaza Detroit, Michigan 48226-1279 313-235-4000	38-3217752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: On December 3, 2014, the Organization and Compensation Committee (the O&C Committee) of the Board of Directors of DTE Energy Company (DTE Energy or the Company) approved 2015 performance measures, weightings and metrics under the Company's Annual Incentive Plan (AIP) and 2017 performance measures, weightings and metrics for executive officers under the DTE Energy Company Long Term Incentive Plan (LTIP). DTE Energy previously disclosed that information in a Form 8-K filed with the Commission on December 5, 2014. The Company is filing this Amendment to disclose the changes to certain of the performance measures and weightings for one named executive officer as approved by the O&C Committee at its February 4, 2015 meeting.

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Annual Incentive Plan

On February 4, 2015 the O&C Committee of the Board of Directors of DTE Energy approved amended 2015 performance measures, weightings and metrics under the Company's AIP for Gerardo Norcia, one of the Company's "named executive officers" disclosed in the Company's 2014 proxy statement. The following table summarizes the amended annual measures for 2015 under the AIP for Mr. Norcia in determining his total annual incentive award:

Measures	Weight

DTE Energy Operating Earnings Per Share	25%
DTE Energy Adjusted Cash Flow	25%
Customer Satisfaction Index	8%
Customer Satisfaction Improvement Program Index	6%
Michigan Public Service Commission (MPSC) Customer Complaints	4%
DTE Energy Employee Engagement-Gallup	8%
DTE Energy Safety Performance and Effectiveness Index	8%
Utility Operating Excellence Index	16%

Long-Term Incentive Plan

On February 4, 2015, the O&C Committee approved amended 2017 performance measures, weightings and metrics under the LTIP for Mr. Norcia.

The two amended measures and weightings for Mr. Norcia are: (1) total shareholder return vs. total shareholder return of peer group companies (80%), and (2) ratio of funds from operations to debt (20%).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2015

DTE ENERGY COMPANY (Registrant)

/s/ LARRY E. STEWARD Larry E. Steward Senior Vice President